AMENDMENT NO 1
TO PURCHASE AND ASSUMPTION AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”) to the Purchase and Assumption Agreement (as defined herein) is made as of April 10, 2019, by and between HomeBridge Financial Services, Inc., a New Jersey corporation (“Purchaser”) and HomeStreet Bank, a Washington state chartered bank (“Seller”).
WHEREAS, the parties hereto (“Parties”) are each a party to the Purchase and Assumption Agreement, dated as of April 4, 2019 (the “Agreement”); and
WHEREAS, the Parties desire to amend the Agreement as set forth herein.
NOW, THEREFORE, in consideration of the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:
1.Definitions. Capitalized terms used herein but not defined herein shall have the meanings set forth in the Agreement, as amended hereby.

2.Amendment to Section 5.15(a). Section 5.15(a) of the Agreement is hereby amended and restated in its entirety as follows:

If and only if the Retention Reduction to Purchase Price is greater than zero, then promptly following the first anniversary of the Initial Closing, Purchaser shall deliver to Seller a statement setting forth its good faith calculation of Trailing Total Volume along with reasonable supporting documentation related thereto. In the event that Seller disputes Purchaser’s calculation of Trailing Total Volume, Seller shall notify Purchaser and the Parties shall work in good faith for a period up to thirty (30) days to resolve any discrepancies or disagreements. In the event that the Parties are unable to resolve any such discrepancies or disagreements during such thirty (30) day period, the Parties shall submit the matter to the Independent Accountant in accordance with the process contemplated by Section 2.4. In the event that the Trailing Total Volume is equal to or greater than 65% of the Total Volume, Purchaser shall pay to Seller, by wire transfer of immediately available funds, an amount equal to fifty percent (50%) of the Retention Reduction to Purchase Price (the “Deferred Purchase Price Payment”). Subject to Section 5.15(b), the Deferred Purchase Price Payment, if payable as determined by Purchaser’s calculation of Trailing Total Volume or subsequently by agreement of the Parties or determination of the Independent Accountant, shall be paid to Seller within three (3) Business Days following the first to occur of (i) Purchaser’s determination that such amount is owed, (ii) such time as the Parties resolve any discrepancies or disagreements related thereto in accordance with this Section 5.15(a), or (iii) following the date of final determination by the Independent Accountant. If and only if the Retention Reduction to Purchase Price is greater than zero, Purchaser shall not take any action or omit to take any action with the intent of reducing the Trailing Total Volume during the twelve (12) months following the Initial Closing.
3.Binding Effect. This Amendment will be binding upon, inure to the benefit of, and be enforceable by, the parties to this Amendment and their respective successors and permitted assigns.

4.Integration; References. The provisions set forth in this Amendment shall be deemed to be and shall be construed as part of the Agreement to the same extent as if fully set forth verbatim therein. In the event of any variation or inconsistency between any provision contained in this Amendment and any provision contained in the Agreement, the provision contained herein shall govern. Each reference in the Agreement to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Agreement shall from and after the effective date of this Amendment refer to the Agreement as amended hereby, except in any instance in the Agreement where any such reference relates to the original date of the execution of the Agreement in which instance each such reference shall relate to the Agreement before giving effect to this Amendment.

5.General. Except to the extent expressly modified hereby, the provisions of the Agreement remain unmodified and are hereby confirmed as being in full force and effect. This Amendment, together with the Agreement, the Exhibits and Schedules thereto, the Transaction Documents and the NDA, constitute the entire agreement among the parties hereto, and supersede any and all prior and contemporaneous discussions and agreements, both written and oral, among such parties, with respect to the subject matter hereof. The headings in this Amendment are inserted for convenience of reference only and shall not be a part of or control or affect the meaning hereof.

6.Governing Law. This Amendment shall be governed by, and construed in accordance with, the Laws of the State of New York applicable to contracts executed in and to be performed in that state. Any lawsuit or other legal action instituted by any Party hereto in connection with this Amendment shall be brought in a federal or state court of appropriate jurisdiction in New York, New York.

7.Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be considered one and the same Amendment, and shall become effective when one counterpart has been signed by each Party and delivered to the other Party hereto. This Amendment and any signed agreement or instrument entered into in connection with this Amendment and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by email delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

[Signatures begin on the next page]

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.

PURCHASER: HOMEBRIDGE FINANCIAL SERVICES, INC. By:__/s/ Peter Norden_____________ Name:Peter Norden Title:Chief Executive Officer
SELLER: HOMESTREET BANK By:__/s/ Mark K. Mason_________ Name:Mark K. Mason Title:President and CEO

Signature Page to Amendment No. 1 to Purchase and Assumption Agreement